UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 6, 2014

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s annual meeting of shareholders was held on May 6, 2014. At the annual meeting, the Company’s shareholders voted on the following proposals:

1. To elect the ten directors named in the Company’s proxy statement to terms expiring in 2015. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Votes
H. Lawrence Culp, Jr.	572,920,504	6,466,997	874,920	35,276,755
Donald J. Ehrlich	514,941,864	63,698,193	1,622,364	35,276,755
Linda Hefner Filler	572,900,091	5,503,902	1,858,428	35,276,755
Teri List-Stoll	574,578,244	4,059,732	1,624,445	35,276,755
Walter G. Lohr, Jr.	507,808,976	71,574,596	878,849	35,276,755
Mitchell P. Rales	570,394,222	8,987,440	880,759	35,276,755
Steven M. Rales	570,394,637	8,984,618	883,166	35,276,755
John T. Schwieters	573,740,080	5,634,980	887,361	35,276,755
Alan G. Spoon	532,429,543	46,950,134	882,744	35,276,755
Elias A. Zerhouni, M.D.	574,051,548	4,352,907	1,857,966	35,276,755

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The proposal was approved by a vote of shareholders as follows:

For	609,708,335
Against	4,942,387
Abstain	888,454

3. To approve on an advisory basis the Company’s named executive officer compensation. The proposal was approved by a vote of shareholders as follows:

For	502,296,998
Against	76,429,387
Abstain	1,536,035
Broker Non-Votes	35,276,755

4. To act upon a shareholder proposal requesting that Danaher issue a report disclosing its political expenditure policies and direct and indirect political expenditures. The proposal was rejected by a vote of shareholders as follows:

For	187,802,522
Against	298,856,771
Abstain	93,602,327
Broker Non-Votes	35,276,755

5. To act upon a shareholder proposal requesting that Danaher adopt a policy requiring the Chair of Danaher’s Board of Directors to be independent. The proposal was rejected by a vote of shareholders as follows:

For	181,977,408
Against	367,027,901
Abstain	31,256,312
Broker Non-Votes	35,276,755

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: May 8, 2014